Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of OneMain Finance Corporation of our report dated February 14, 2020 relating to the financial statements, which appears in OneMain Holdings, Inc.’s and Springleaf Finance Corporation's combined Annual Report on Form 10-K for the year ended December 31, 2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
November 6, 2020